                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       WEST COAST REALTY INVESTORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                        WEST COAST REALTY INVESTORS, INC.
                     5933 W. CENTURY BOULEVARD, NINTH FLOOR
                          LOS ANGELES, CALIFORNIA 90045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 2, 2001

To The Holders of Common Stock:

        NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of West Coast Realty Investors, Inc. (the "Company") will be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on Tuesday, October 2, 2001, 11:00 A.M. local time, for the following purposes:

        1. To elect five directors to serve until the Annual Meeting of Stockholders in 2002 (the "Director Proposal");

        2. To ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (the "Auditor Proposal");

        3. To vote on the ratification of the revised and extended Advisory Agreement between the Company and West Coast Realty Advisors, Inc., an affiliate of the Company (the "Advisor Proposal");

        4. To amend the Bylaws of the Company to provide that the authorized number of Directors may be increased or decreased by the Company's directors or stockholders, but shall not be less than three (3) nor more than seven (7) (the "Bylaw Proposal") (the "Director Proposal," the "Auditor Proposal," the "Adviser Proposal" and the "Bylaw Proposal" are hereinafter collectively referred to as the "Annual Meeting Proposals);" and

        5. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        Only stockholders of record at the close of business on August 31, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available during normal business hours at the Secretary's office, 5933
W. Century Boulevard, Ninth Floor, Los Angeles, California, for ten days before the meeting.

        A form of proxy card and a copy of the Company's annual report to stockholders for the fiscal year ended December 31, 2000 are enclosed with this notice of annual meeting and proxy statement.

        It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

                                       By Order of the Board of Directors

September 11, 2001

                                       /s/  Allen K. Meredith
                                       --------------------------------------
                                       Allen K. Meredith
                                       President, Chief Executive Officer and
                                       Chairman of the Board of Directors

                        WEST COAST REALTY INVESTORS, INC.
                     5933 W. CENTURY BOULEVARD, NINTH FLOOR
                          LOS ANGELES, CALIFORNIA 90045


                         COMMON STOCK PROXY SOLICITATION
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 2, 2001

GENERAL

        This Proxy Statement (the "Proxy Statement") is furnished to stockholders of the Company's common stock, $0.01 par value per share (the "Common Stock") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the Annual Meeting, and at any postponements or adjournments thereof. The approximate date on which this Proxy Statement and accompanying form of proxy (the "Proxy") are first being mailed to stockholders is September 11, 2001.

        A holder of Common Stock wishing to vote for the Annual Meeting Proposals should complete and sign the enclosed Proxy and mail or deliver such Proxy to the Secretary of the Company at the address set forth above. Holders may also vote their shares of Common Stock in person at the Annual Meeting. Holders of Common Stock whose purchase is registered after the Annual Meeting Record Date and who wish to vote on the Annual Meeting Proposals must arrange with their seller to receive a Proxy from the holder of record on the Annual Meeting Record Date of such Common Stock.

        Proxies, in the form attached, are being solicited by the Board for use at the Annual Meeting. The persons named as proxies were selected by the Board and are directors and/or officers of the Company. Proxies may be revoked by a stockholder prior to their exercise by filing with the Secretary of the Company a written instrument revoking the same or a duly executed proxy bearing a later date. In addition, a stockholder who attends the Annual Meeting may vote his shares personally and thereby revoke his Proxy at that time. All shares of Common Stock represented by valid Proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the Proxy.

        The expense of preparing, printing and mailing this Proxy Statement and the Proxies solicited hereby will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by officers, directors and regular employees of the Company, without extra remuneration, in person, by telephone, telegraph or otherwise.

        The holders of the Company's Common Stock are not entitled to any appraisal rights in connection with the matters submitted for their approval.

        For the interests of certain directors and executive officers, and their associates (as such term is defined in Rule 14a-1(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in the Company, see "Security Ownership of Certain Beneficial Owners and

Management" and "Certain Relationships and Related Transactions." The non-independent directors and executive officers, and their affiliates, have an interest in the matters to be acted upon at the Annual Meeting, other than the Auditor Proposal.

STOCKHOLDER PROPOSALS

        The next annual meeting of stockholders will be held in or around June 2002. It is presently contemplated that the 2002 Annual Meeting of Stockholders will be held on Tuesday, June 4, 2002. Stockholders who wish to have proposals considered for inclusion in the Company's Proxy Statement relating to the 2002 Annual Meeting should submit them to the Company at its principal executive offices not later than February 1, 2002.

        A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the stockholder's notice must be received by the Company by July 28, 2002, the date which is 45 days before the Company mailed the proxy materials for the 2001 Annual Meeting. However, if the date of the 2002 Annual Meeting has changed more than 30 days from the 2001 Annual Meeting, then the stockholder's notice must be received by the Company a reasonable time before the Company mails its proxy materials for the 2002 Annual Meeting.


VOTE REQUIRED FOR APPROVAL

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to approve the Auditor Proposal, the Bylaw Proposal and the Advisor Proposal. A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director.

        The presence, in person or by proxy, of a majority of all of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum to transact business at the Annual Meeting. Those shares of Common Stock present, in person or by proxy, including shares of Common Stock as to which authority to vote on any Annual Meeting Proposal is withheld and shares of Common Stock abstaining as to any Annual Meeting Proposal, will be considered present at the Annual Meeting for purposes of establishing a quorum.

        With respect to each of the Annual Meeting Proposals, shares of Common Stock as to which authority to vote has been withheld (to the extent withheld) will be considered negative votes. With respect to the Auditor Proposal, the Bylaw Proposal and the Advisor Proposal, pursuant to Delaware law, abstentions will be considered present and entitled to vote and thus will have the effect of a vote against such proposals. With respect to the election of directors, pursuant to Delaware Law, abstentions will have no legal effect since a plurality of all of the votes cast will be sufficient to elect a director. Directors are elected by a plurality vote.

        If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

PERSONS ENTITLED TO VOTE AT THE ANNUAL MEETING

        The Board has fixed the close of business on August 31, 2001 as the Annual Meeting Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of the Company's Common Stock at the close of business on the Annual Meeting Record Date will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Annual Meeting Record Date, the Company had outstanding 2,927,967 shares of Common Stock.

        Each share of Common Stock is entitled to one vote on all matters which may come before the Annual Meeting. Pursuant to Delaware law and the Company's Bylaws, each share of Common Stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. The Company's stockholders are not entitled to cumulate votes with respect to the election of directors.

        At the close of business on the Annual Meeting Record Date there were 1,249 record holders of Common Stock.

CERTAIN ARRANGEMENTS REGARDING VOTING AT THE ANNUAL MEETING

        The Company has been informed by the holders of approximately 0.8% of the Company's Common Stock entitled to vote at the Annual Meeting that such holders intend to vote in favor of the Auditor Proposal, the Bylaw Proposal and Advisor Proposal and to vote "for" the election of each of the five director nominees at the Annual Meeting. See "Proposal No. 1 -- Election of Directors." West Coast Realty Advisors, Inc., the current Advisor to the Company, owns 22,556 shares of the Company's Common Stock and is entitled to 22,556 votes, or approximately 0.8% of the 2,927,967 votes that may be cast at the Annual Meeting.

        See "Security Ownership of Certain Beneficial Owners and Management" for a table of the beneficial ownership of the Company's Common Stock by (i) beneficial owners of more than 5% of the Company's Common Stock which are known to the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

ACTION TO BE TAKEN UNDER PROXY

        All Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any postponements or adjournments thereof in accordance with the specifications thereon or, if no specifications are made, will be voted:

        (i)     for the election of the five nominees described herein;

        (ii) for ratification of the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

        (iii) for ratification of the revised and extended Advisory Agreement between the Company and West Coast Realty Advisors, Inc.; and

        (iv) for amendment of the Bylaws of the Company to provide that the authorized number of Directors may be increased or decreased by the Company's directors or stockholders, but shall not be less than three (3) nor more than seven (7).

        The Board of Directors knows of no matters, other than those stated above, to be presented and considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgment on such matters. The persons named in the enclosed Proxy may also, if a quorum is not present, vote such Proxy to adjourn the Annual Meeting. Promptly after the Annual Meeting, the Company will announce the results of the voting on the Annual Meeting Proposals by means of a letter to the Stockholders.

                                    IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

        It is intended that the persons named in the Proxy will, unless otherwise instructed, vote for the election of the five nominees listed directly below to serve as directors until the next Annual Meeting of Stockholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares of Common Stock represented by valid Proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors. If the Board does not recommend a substitute nominee, then at such time as the Board selects a qualified individual to serve as a director of the Company in place of such candidate, such individual shall be duly elected by the Board of Directors to serve as a director until the 2002 Annual Meeting of Stockholders. See "Common Stock Proxy Solicitation -- Certain Arrangements Regarding Voting at the Annual Meeting" above for a description of certain arrangements regarding voting at the Annual Meeting.

               NOMINEES TO BE CONSIDERED BY
               HOLDERS OF COMMON STOCK                    TERM AS DIRECTOR
               ----------------------------               ----------------
               Allen K. Meredith                          Until the 2002 Annual Meeting
               Neal E. Nakagiri                           Until the 2002 Annual Meeting
               Patricia F. Meidell                        Until the 2002 Annual Meeting
               James P. Moore                             Until the 2002 Annual Meeting
               John H. Redmond                            Until the 2002 Annual Meeting

        All nominees have consented to being named in the Proxy Statement and to serve if elected. Stockholders of the Company will have an opportunity on their proxy cards to vote in favor of one or more director nominees while withholding their authority to vote for one or more director nominees.

INFORMATION CONCERNING CURRENT DIRECTORS AND DIRECTOR NOMINEES

        Please see "Management" for information concerning the Company's current directors (all of whom are nominees for election) and the attendance of certain Board members at various Board meetings. The information under "Management" with respect to the principal occupation or employment of each nominee and the name and principal business of the corporation or other organization in which such occupation or employment is, or has been, carried on, and other affiliations and business experiences during the past five years, has been furnished to the Company by the respective nominees. The Company is not aware of any family relationships among any directors, executive officers or nominees.

        The Company's current directors were appointed to the Board in August 2001. On August 22, 2001, the previous Board appointed Neal E. Nakagiri to fill one of the currently vacant directorships. W. Thomas Maudlin, Jr. then resigned, effective immediately. Then, Mr. Steve Bridges resigned, effectively immediately. Following those actions, Mr. James W. Coulter and Mr. Nakagiri, constituting a quorum of the remaining directors, appointed Allen K. Meredith to the

Board. Then James W. Coulter resigned, effective immediately. Mr. Meredith and Mr. Nakagiri, constituting a quorum of the remaining directors, then appointed Ms. Patricia F. Meidell and Mr. James P. Moore to the Board. On August 23, 2001 Mr. George Young resigned, effective immediately and Ms. Meidell, Mr. Meredith and Mr. Nakagiri appointed John H. Redmond to the Board.

        In connection with becoming a director and Chairman of the Board, Mr. Meredith has indicated to the Company that he or his affiliate intends to offer to enter into a stock purchase agreement with the Company by which Mr. Meredith would agree to acquire, initially, an aggregate of up to 9.8% of the outstanding Common Stock at a mutually agreeable price per share. Subject to the negotiation and execution of a definitive stock purchase agreement, the proposed stock purchase would be effected on or prior to March 31, 2002 by means of one or more of the following methods, including a combination thereof:

     -       a tender offer to all of the Company's stockholders;

     -       privately negotiated purchases from the Company's stockholders;
             or

     - a purchase directly from the Company of newly issued shares of Common Stock.

        The proposed offer is also expected to provide that the Company, upon Mr. Meredith's request, would use its best efforts to amend its Bylaws to allow Mr. Meredith (along with one or more of his affiliates) to purchase up to an aggregate of 20% or more of the Common Stock, or such other lower percentage that is consistent with maintaining the Company's tax status as a real estate investment trust.

        There can be no assurance that the Company would accept an offer as described above, that Mr. Meredith will make such an offer, or that any such transaction will be completed.

EMPLOYMENT AGREEMENT

        In September 2001, the Company entered into an agreement with Mr. Meredith to serve as the Company's President and Chief Executive Officer. Mr. Meredith will receive an annual salary of $200,000. Additionally, the Company intends to grant Mr. Meredith options to purchase 200,000 shares of Common Stock at a price of $6.41. These options would vest over a period of two (2) years. In the event Mr. Meredith is terminated other than for cause or resigns for good reason, Mr. Meredith's options would vest in full.

VOTE REQUIRED

        A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director. See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

                                 PROPOSAL NO. 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Stockholders of the Company are being asked to consider a proposal to ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. BDO Seidman, LLP served as the Company's auditors for the fiscal years ended December 31, 1989 through December 31, 2000.

        For the year ended December 31, 2000, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $61,100. The following table outlines the fees paid or accrued by the Company for the audit and other services provided by BDO Seidman, LLP for 2000.

                 Audit Fees                                                $55,600
                 Financial Information Systems Design and
                     Implementation Fees                                        --
                 All Other Fees                                              5,500
                                                                           -------

                 TOTAL                                                     $61,100
                                                                           =======

        The Company's Board of Directors has considered whether the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2000 were compatible with the auditors' independence.

        Representatives of BDO Seidman, LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        There have been no changes in or disagreements with accountants on accounting and financial disclosure during the Company's fiscal year ended December 31, 2000.

VOTE REQUIRED

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2

                                 PROPOSAL NO. 3

                       RATIFICATION OF ADVISORY AGREEMENT

        The Stockholders of the Company are being asked to consider a proposal to ratify and approve the Advisory Agreement (the "Advisory Agreement") between the Company and West Coast Realty Advisors, Inc. (the "Advisor") for the year July 1, 2001 to June 30, 2002. The Advisor has served as advisor to the Company since the Company's inception in 1989.

        The following is only a summary of the Advisory Agreement. It is not intended to be complete and is subject to and qualified in its entirety by reference to all provisions of the Advisory Agreement, which is incorporated herein by this reference. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Advisory Agreement.

ADVISORY AGREEMENT

        The Advisory Agreement was renewed until June 30, 2001, by a majority vote of the Company's Stockholders on June 13, 2000. The Advisory Agreement is not assignable without the consent of the parties, except for assignments by the Advisor to a corporation or other person, which controls, is controlled by or is under common control with the Advisor, or by either the Advisor or the Company to a successor of the business of either of the parties. The Advisory Agreement may be terminated by the Advisor on 120 days' written notice, or by the Directors, the Independent Directors or the Stockholders on 60 days' written notice. If for any reason the Advisory Agreement is terminated, the Directors, subject to Stockholders ratification, will appoint a new Advisor and the Company has agreed to change its name to one which does not include "Associated Planners," "West Coast Realty" or any similar words.

        Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present an investment program consistent with the investment policies and objectives of the Company and to obtain investments suitable to such investment program. In performance of this undertaking, but at all times subject to the continuing and exclusive authority of the Directors over the management of the Company, the Advisor will: (i) obtain or furnish and supervise the performance of such ministerial functions in connection with the administration of the day-to-day operations of the Company as may be agreed upon by the Advisor and the Directors; (ii) serve as the Company's investment and financial advisor and provide research, economic and statistical data with respect to the making, holding, administration and disposition of the Company's investments; (iii) investigate, select and oversee outside property managers and other independent third parties (e.g., consultants, developers, brokers, appraisers, etc.); (iv) subject to Board approval, make investments consistent with the policies and provisions of the Company; (v) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of securities of the Company, or obtain loans for the Company; and (vi) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations.

        The Advisor will provide real estate brokerage services in the acquisition, refinancing or sale of properties by the Company. The Advisor may utilize the services of its affiliates acting for the Company or independent brokers acting for sellers of properties to the Company. The Advisor will not receive Acquisition Fees, but will receive Acquisition Expenses for these property acquisition services. The Advisor will also not receive a real estate commission for services rendered in connection with the refinancing or sale of properties.

        Pursuant to the Advisory Agreement, the Advisor is to pay certain employment expenses of its senior executives (Chairman, President, Executive and Senior Vice Presidents and directors), office expenses and other miscellaneous administrative expenses not relating to the Advisor's performance of its functions under the Advisory Agreement. The Company will be required to pay its allocable share of all other expenses at their cost to the Advisor. Within 60 days after the end of each calendar year, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses of the Company during such calendar year exceeded the greater of (a) 2% of the Average Invested Assets (which is generally defined to mean the book value of the Company's real estate interests less non-cash items) or (b) 25% of Net Income (which is generally defined as the net profits of the Company excluding the gain from the sale of the Properties for which the Advisor received a Subordinated Incentive Fee).

        Neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities which may be available to them. The Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment. The Advisor and its officers and directors intend, to the extent consistent with the provisions of statutes, regulations and case law governing their activities, to provide the Company with access to review investment opportunities generated by them, which are consistent with the Company's investment policies.

        Copies of the Advisory Agreement have not been provided to stockholders. The Company will, however, provide, without charge, upon written or oral request, by first class mail within one business day of such request by a stockholder receiving this Proxy Statement, a copy of the Advisory Agreement. Requests should be made to Shirley Coria, Secretary, West Coast Realty Investors, Inc., 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045, Telephone: (310) 337-9700.

THE ADVISOR

        The Advisor was organized in 1983 and is an affiliate of the Company. In order to obtain the services of persons having substantial real estate and financial experience, there are no restrictions on the business activities of Advisor or any of its officers, directors or employees, and the Advisor and such persons are free (with certain exceptions) to engage in other business activities related to real estate investments.

        The Advisor will advise the Company and oversee its investments and operations, subject to the direction of the Company's Directors. The Advisor's office is located at 5933 W. Century

Boulevard, Ninth Floor, Los Angeles, California 90045 and its telephone number is (310) 337-9700.

        The principal executive officers, directors and key employees of the Advisor are as follows:

Neal E. Nakagiri.............................    Chairman of the Board and President
John R. Lindsey..............................    Director, Vice President and Treasurer
James E. Prock...............................    Vice President
Shirley J. Coria.............................    Secretary

        For a description of the occupations and affiliations of Messrs. Nakagiri, Lindsey, and Madam Coria, see the "Management" section contained elsewhere in this Proxy Statement.

REMOVAL OF ADVISOR COMPENSATION PROVISION

        The Advisory Agreement was revised effective July 1, 2001, to remove the provisions for payment of any Acquisition Fee, Disposition Fee or Financing Service Fee (as defined in the Advisory Agreement). Accordingly, the Company will no longer pay any fees to the Advisor for its services relating to the purchase, refinancing or sale of its properties. This change is intended to permit the Company to reduce its costs associated with these activities depending on the prevailing costs for comparable services available from third parties in its local markets.

        Notwithstanding the modifications in the Advisory Agreement regarding Advisor Compensation described above, during 2000 the Company paid the Advisor $255,750 for Disposition Fees. Of this amount, $102,300 was paid to an affiliate of the Advisor, Descolin, Inc., which is owned by the Company's former
President and Director, W. Thomas Maudlin, Jr. See "Certain Relationships and Related Transactions."

VOTE REQUIRED

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the approval of the Advisory Agreement for the period July 1, 2001 to June 30, 2002. See "Common Stock Proxy Solicitation -- Vote Required for Approval" above.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3

                    PROPOSAL NO. 4 -- AMENDMENT TO THE BYLAWS
              TO INCREASE MAXIMUM NUMBER OF AUTHORIZED OF DIRECTORS

        The Stockholders of the Company are being asked to consider a proposal to amend the Bylaws of the Company to increase the maximum number of authorized Directors of the Company. Currently, Section 4.2 of the Company's Bylaws provides that "the authorized number of Directors may be increased or decreased by the directors or Shareholders, but shall be not less than three (3) nor more than five (5)." The Company proposes to change this section to read as follows:

        4.2 Number and Qualifications of Directors. The authorized number of Directors may be increased or decreased by the directors or Shareholders, but shall be not less than three (3) nor more than seven
        (7).

        Although the Company does not currently have any proposed nominees to be additional directors, the Company believes increasing the maximum number of directors from five to seven would provide the Company with the opportunity to improve corporate governance by recruiting experienced corporate executives to become directors in the near future.

        The proposed amendment to the Bylaws would provide the Board with the authority to increase the number of directors, currently set at five, to seven. In this event, Delaware law and the Company's Bylaws would allow the Board of Directors to fill the two new board seats with candidates chosen by the Board, without any further action on the part of the Company's stockholders.

VOTE REQUIRED

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to amend the Bylaws of the Company to increase the maximum number of authorized Directors from five (5) to seven (7). See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4

                                  OTHER MATTERS

        The Board of Directors is not aware of any other matter that may properly come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all Proxies with respect thereto in accordance with their judgment and applicable law

        STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                   MANAGEMENT

        The following table sets forth certain information with respect to the directors (all of whom are nominees for election) and officers of the Company as of August 22, 2001:

DIRECTORS AND EXECUTIVE OFFICERS

        NAME                    AGE            POSITIONS AND OFFICES HELD
Allen K. Meredith.........       52    Chairman of the Board, President and Chief Executive Officer

James E. Prock............       65    Vice President and Chief Operating Officer

John R. Lindsey...........       55    Vice President, Chief Financial Officer and Treasurer

Shirley J. Coria..........       45    Secretary

Neal E. Nakagiri..........       47    Director

Patricia F. Meidell.......       61    Director (1)

James P. Moore............       46    Director (1)

John H. Redmond...........       59    Director (1)

        (1)     Independent Director

        ALLEN K. MEREDITH was appointed Chairman of the Board, President and Chief Executive Officer in August 2001. He has 23 years of previous real estate experience with the Trammell Crow Company and Meredith Partners. As President & Chief Executive Officer since 1994 of Meredith Partners, headquartered in Menlo Park, California, Mr. Meredith has specialized in acquiring, rehabilitating, and managing suburban office and industrial commercial properties in California, including the recent acquisition and rehabilitation of the 1 million square-foot former Firestone Tire manufacturing facility in Los Angeles. From 1991 to 1994, Mr. Meredith was President & Chief Executive Officer of the Trammell Crow Company in Northern California, Washington, and Oregon. He oversaw development, acquisition and disposition, facility and construction management, and leasing and property management for 33.1 million square feet of high-rise, office, shopping center and industrial properties. Prior to 1991, Mr. Meredith was Regional Partner in the Northwest Region, Division Partner in the Southern California Region, Partner in the Southeast Region and Leasing Agent in Dallas for the Trammell Crow Company. Mr. Meredith has an M.B.A. from Harvard University and a B.A. in Economics from Stanford University.

        JAMES E. PROCK, Vice President and Chief Operating Officer since 1992, is also President of West Coast Realty Management, Inc., a subsidiary of Associated Financial Group, Inc., since December 1991. From 1981 to 1991, Mr. Prock was President of Keystate Properties, Inc., a real estate consulting and brokerage firm providing acquisition, development and disposition services to owners of improved and unimproved properties. His career has included executive positions in the real estate and construction industries where he managed the nationwide real estate program of International Industries, Inc. (IHOP Corp.) and directed the construction of West Coast facilities for Gulf Oil Corporation. He also managed commercial and large-scale residential real estate development operations for several joint ventures (whose partners included Lear Siegler, Atlantic Richfield Company, The Boston Company and Lehman Brothers) as well as for Newport National Corporation and the Bergheer Company. Mr. Prock has a B.E. in Civil Engineering and an M.B.A. from the University of Southern California.

        JOHN R. LINDSEY, Vice President, Chief Financial Officer and Treasurer since 1997, is responsible for all facets of financial management of Associated Financial Group, Inc. Previously, Mr. Lindsey was a consultant specializing in financial services from 1993 to 1998. He is a Certified Public Accountant and a member of the California Society of CPAs and the American Institute of CPAs. He received a B.S. in Business Administration and Accounting from the University of Southern California.

        SHIRLEY J. CORIA, Secretary since 1999, has been Senior Vice President/Human Resources and Registration/Licensing Manager is responsible for all facets of Human Resources for Associated Financial Group, Inc. and West Coast Realty Management, Inc. since 1996. She also oversees all aspects of securities and insurance licensing and registration for those sales persons affiliated with APIA and Associated Securities Corp. Ms. Coria holds a B.A. in Social Work from California State University at Los Angeles as well as a certification in Human Resource

Management from the University of California at Los Angeles. She also holds an M.S. in Human Resource Design from Claremont Graduate University.

        NEAL E. NAKAGIRI, a director since August 2001, was appointed President and Chief Executive Officer of Associated Financial Group, Inc. ("AFG") in late January 2000. He is President of two wholly owned subsidiaries of AFG--Associated Securities Corp., a general securities broker-dealer and SEC registered investment advisor, and Associated Planners Investment Advisory, Inc., an SEC-registered investment advisor. He originally joined ASC as its first formal compliance officer in March 1985, and became its general counsel in late 1991. He was appointed Chief Operating Officer in 1996. He was Vice President of Compliance with Morgan, Olmstead, Kennedy & Gardner from 1984 to 1985. He was First Vice President and Director of Compliance with Jefferies & Company, Inc. from 1981 to 1984. He was Vice President and Director of Compliance at W & D Securities, Inc. (formerly known as Wagenseller & Durst, Inc.) from 1980 to 1983. He was an Investigator with the Los Angeles office of the National Association of Securities Dealers, Inc. (NASD) from 1976 to 1980. He is a member of the State Bar of California and the Compliance and Legal Division of the Securities Industry Association (SIA). He is registered as a general securities, financial options and municipal securities principal. Mr. Nakagiri is also a member of the NASD District #2 (Los Angeles) committee and serves on the SIA Independent Firms committee. Mr. Nakagiri has a B.A. degree in Economics from the University of California at Los Angeles and a J.D. from Loyola Law School of Los Angeles.

        PATRICIA F. MEIDELL, a director since August 2001, is the founder and President of American Retirement Planners since 1980. She is a Certified Financial Planner and NASD Registered Principal with Associated Securities Corp. She earned her first securities license in 1972 and has owned a financial services business since 1982. She received her B.S. from Idaho State University, an M.S. from the University of Arizona, and has done post-graduate work in counseling.

        JAMES P. MOORE, a director since August 2001, has been the Managing Director of the West Coast Regional Office (located in Los Angeles) of Banc One Capital Markets, Inc. since 2000. As head of the office, he is ultimately responsible for all the banking and investment banking products, advice, and services for general large corporations headquartered in the 11 western states. From 1998 to 2000, Mr. Moore was Managing Director with Banc One Capital Markets, and from 1994 to 1998 was Managing Director with First of Chicago Capital Markets. From 1988 to 1993, he was Manager of the Western Division of the Real Estate Department of First Chicago (predecessor to Bank One). He has spent a total of 13 years of his career in real estate financial services. Mr. Moore holds a B.S. in Business Administration from the University of Southern California.

        JOHN H. REDMOND, a director since August 2001, has been active as a Real Estate Advisor for over 30 years. From 1997 to the present, Mr. Redmond has served as President of J. Harry Redmond & Company, a real estate consulting firm. Mr. Redmond worked at Coldwell Banker and Company in San Francisco as an investment property specialist from 1971 to 1985. In a brokerage capacity, Mr. Redmond served such clients as Prudential Life Insurance Company, The Aetna, Calpers, E.F. Hutton, Dean Witter, A.G. Becker Paribas and The Natomas Company. Mr. Redmond founded the Rubicon Group Brokerage firm in San Francisco in 1985. His last corporate real estate brokerage position was as Director of the Institutional Investment Group in New York with Grubb & Ellis from 1985 to 1987. Mr. Redmond has a B.A. from the University of Scranton and an M.S. from Boston University.

BOARD OF DIRECTORS

        The Directors are charged with the ultimate responsibility for the affairs of the Company, and particularly with monitoring the relationship between the Company and the Advisor. The "Independent Directors," as defined in the Company's Bylaws, will make an annual determination that the Advisor's compensation is reasonable and that total fees and expenses of the Company are reasonable, and a quarterly determination that the Company's borrowings are appropriate.

        The Directors are accountable to the Company as fiduciaries and consequently must exercise good faith and integrity in handling Company affairs. However, Directors will have no different or greater level of fiduciary duty and responsibility than do directors of any other Delaware business corporation. In addition, an Independent Director will not be subject to any greater liability than a Director who is not independent, notwithstanding the additional responsibilities of Independent Directors. Directors and officers of the Company are also entitled to certain indemnity rights under the Company's Organization Documents.

        The Directors will each spend such time on the affairs of the Company as their duties may require, and will meet quarterly or more frequently, as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is contemplated that the Directors will not devote a substantial portion of their time to the discharge of their duties as Directors.

        The Board of Directors does not at this time have a standing audit, nominating or compensation committees, or other committees performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No executive officers of the Company received in 2000 any remuneration from the Company. The Board of Directors conducted no deliberations concerning executive officer compensation in 2000. Since no executive officers received any remuneration from the Company, the Board of Directors has not adopted any executive compensation policies, such as regarding the relationship of the Company's performance to executive compensation.

BOARD MEETINGS

        During the fiscal year ended December 31, 2000 there were three (3) meetings of the Board of Directors. Each of the Company's former directors attended, or was present for a telephonic conference call, for all of the Board meetings.

MANAGEMENT ARRANGEMENTS

        The following is a description of certain Bylaw provisions affecting management of the Company. The Company's Bylaws (Article IV, Section 4.2) provide that the number of directors shall never be less than three (3), or more than five (5). In addition, pursuant to the Company's Bylaws (Article IV, Section 4.15), a majority of the Board of Directors must be independent directors. The Company's Bylaws (Article V, Section 5.1) also provide that the officers of the Company shall include a Chairman of the Board, a President, a Secretary and a Chief Financial Officer and may include such other officers with such powers and duties as the Board shall appoint as they shall deem necessary or desirable (Articles V, Section 5.3). The Bylaws (Article V, Sections 5.6 through 5.2) further set forth the powers and duties of the officers of the Company. Any officer of the Company may be removed from office by the Board of Directors with or without cause (Article V, Section 5.4). Pursuant to the Bylaws (Article IV, Section 4.17), the Company's stockholders may remove any director without cause by the affirmative vote of a majority of all of the votes entitled to be vote.

LEGAL PROCEEDINGS

        The Company is a defendant in a lawsuit entitled John Lonberg and Ruthee Goldkorn v. Sanborn Theatres, Inc.; Salts, Troutman And Kaneshiro, Inc.; West Coast Realty Investors, Inc., in the U.S. District Court for the Central District of California. (Case #CV-97-6598AHM(JGx). The Company was added as a defendant in the plaintiff's First Amended Complaint filed May 7, 1998, apparently due to the Company's status as landlord for a movie theater known as the Riverside Market Place Cinema.

        The plaintiffs alleged violations of the federal Americans with Disabilities Act and the California Unruh Civil Rights Act with respect to their movie-going experiences, including inadequate physical accommodations for wheelchair-bound guests and insensitive theater personnel. Sanborn is the tenant ant theater operator. Troutman is the architect who designed the theater and its interiors. The plaintiffs seek actual damages of $1,000 for each violation of law; three times actual damages; and attorney's fees, expenses and costs. The plaintiffs also seek mandatory injunctive relief requiring the defendants to make the theater accessible to and useable by disabled individuals. The plaintiffs subsequently dismissed their claims under the Unruh Civil Rights Act.

        The U.S. Department of Justice, Civil Rights Division ("DOJ") filed a Motion to Intervene in the case on March 1, 1999. DOJ has sued Sanborn Theaters only and preliminary discussions have been held between the DOJ and Sanborn. Sanborn intends to vigorously defend the allegations contained in the lawsuit. The main lawsuit has been stayed, pending the results of another lawsuit involving the DOJ and the AMC theater chain. Depending on the outcome of the AMC suit, the Sanborn case may be resolved along similar lines. The Company believes that the lawsuit will have no material impact on the Company's continuing operations or overall financial condition. The Company has asked the court to lift the stay in light of recent favorable court decisions in anticipation of filing Motions to Dismiss the plaintiff's claims in their entirety with prejudice.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all
Section 16(a) forms they file.

        To the Company's knowledge, based solely upon a review of the copies of such Section 16(a) reports furnished to the Company and written representations that no other reports were required for the Company's fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% stockholders were satisfied by such persons.

                       DIRECTOR AND EXECUTIVE COMPENSATION

        Allen K. Meredith is paid an annual salary of $200,000 for his services as President and Chief Executive Officer. See "Proposal No. 1 -- Election of Directors -- Employment Agreement." Other than Mr. Meredith, the Company has no employees. All officers of the Company are employees of West Coast Realty Advisors, Inc., the Advisor to the Company, or its affiliated entities, and receive no compensation directly from the Company, including options, stock appreciation rights, or rights under any long-term incentive plan. The Company does not pay compensation to the directors of the Company who are currently affiliated with West Coast Realty Advisors, Inc., the Advisor to the Company or Associated Financial Group. Such persons will be remunerated indirectly by reason of their affiliation with the Advisor and its affiliated companies. See "Certain Relationships and Related Transactions" contained elsewhere in this Proxy Statement.

        The Company pays each Independent Director $500 for each meeting of the Board of Directors attended in person, and $200 for each telephonic board meeting. All directors and officers receive reimbursement of any out-of-pocket disbursements incurred in connection with attending any meeting and for carrying on the business of the Company. The aggregate remuneration paid to the Independent Directors for the year ended December 31, 2000 was $3,600 (exclusive of reimbursements for expenses).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        The following table sets forth information as of the Annual Meeting Record Date regarding beneficial ownership of shares of Common Stock held by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group.

                                                         SHARES OF COMMON
                                                        STOCK BENEFICIALLY      PERCENT OF
    NAME AND BUSINESS ADDRESS OF BENEFICIAL OWNER            OWNED (1)           CLASS (1)
    ---------------------------------------------       ------------------      ----------
Allen K. Meredith (2)..............................              0                   0%
James E. Prock (2).................................             300                0.01%
John R. Lindsey  (2)...............................              0                   0%
Shirley J. Coria (2) ..............................              0                   0%
Neal E. Nakagiri (2)...............................              0                   0%
Patricia F. Meidell  (2)...........................              0                   0%
James P. Moore  (2)................................              0                   0%
John H  Redmond  (2)...............................              0                   0%
All Directors and Executive Officers as a Group....             300                 .01%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Share amount and percentage figures are rounded to the nearest whole number. Percentage figures are based upon 2,927,967 shares of Common Stock outstanding as of the Annual Meeting Record Date. All shares of Common Stock not outstanding but which may be acquired by a particular stockholder within 60 days of the Annual Meeting Record Date are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by such stockholder, but not by any other stockholder.

(2) The business address for each of these individuals is 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045.

                         STOCK PRICE PERFORMANCE GRAPH

        The stock performance graph below illustrates how an initial investment of $100 on December 31, 1997 in the Company's Common Stock would have compared to an equal investment in the Standard & Poor's 500 Stock Index or the Wilshire REIT Index maintained by the National Association of Real Estate Investment Trusts, Inc. Total return values for the Common Stock and for those two indices represent an estimate of the cumulative total returns from December 31, 1997 to December 31, 2000, assuming the reinvestment of all cash distributions on the distribution record date that the investor would have been entitled to receive. The interim measurement points show the value of $100 invested on December 31, 1997 as of the end of each year between 1997 and 2000.

        The stock performance graph was prepared from data provided by the American Partnership Board ("APB"). The Company's Common Stock does not trade on any organized exchange or in a reliable public market, but has traded from time to time through the APB. The APB matches potential buyers and sellers of the Company's Common Stock through an auction system. However, sales of the Company's Common Stock occur only occasionally, and usually in very small volumes. For example, in 2000, the APB reported a total of ten sale transactions involving the Company's Common Stock, for an aggregate of approximately 40,000 shares. Prior to January 1, 1998, there is no data available from APB with respect to the Company's Common Stock. No trades are reported by the APB on December 31 of the years identified below. Accordingly, to estimate the price of the Common Stock as of December 31 of a particular year, the Company has used the sales prices reported by the APB for the date closest to December 31 during the preceding 12 months. STOCKHOLDERS ARE CAUTIONED THAT THE NUMBERS USED IN THIS GRAPH DO NOT NECESSARY INDICATE THE PRICES AT WHICH THE COMPANY'S COMMON STOCK WOULD TRADE IN AN ACTIVE MARKET. ADDITIONALLY, THE ESTIMATED RETURNS, EVEN IF ACCURATE, ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.



                              [PERFORMANCE GRAPH]



Yearly Price                    12/31/1997   12/31/1998   12/31/1999   12/31/2000
---------------------------------------------------------------------------------
Company Common Stock             $  100(1)      $ 79.3      $ 71.5      $ 74.3(2)
Wilshire REIT Index                 100           83.0        80.9       106.0
S & P 500 Index                     100          128.6       155.6       141.5



----------------

(1) Prior to January 1, 1998, there is no data available from APB. Since the Company sold an aggregate of 1,504,544 shares to the public from May 1996 to April 1998 for a price of $10 per share, the Company has estimated a $10 share price for 1997.

(2)  Includes $1.55 per share distributed as a return-of-capital.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has had certain transactions arising out of its relationship with West Coast Realty Advisors, Inc. (the "Advisor") and affiliates of the Advisor. The Advisor is an affiliate of Associated Financial Group, Inc. None of the agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its affiliates are the result of arm's-length negotiations. However, the Independent Directors annually review the reasonableness of the compensation being paid to the Advisor.

        Mr. Nakagiri, a candidate for director, is the President and a director of Associated Financial Group, Inc., an affiliate of the Advisor, which certain receives fees from the Company for its advisory services. See "Proposal No. 3. -- Ratification of Advisory Agreement" contained elsewhere in this Proxy Statement.

TRANSACTIONS WITH THE ADVISOR OR AN AFFILIATE

        Transactions with the Advisor and its affiliates and the Directors are governed by the Bylaws. The Bylaws require that the Independent Directors must approve or ratify all transactions with the Advisor or its affiliates, or any transaction with any Director, officer, employee or agent of the Company, except with respect to certain transactions, which, by their terms, are governed by the Bylaws. Transactions with affiliates may be considered not to be made at arms-length.

PROPERTY MANAGER

        West Coast Realty Management Inc., an affiliate of AFG and the Advisor, currently acts as the property manager to the properties owned by the Company pursuant to a Property Management Agreement with the Company. During 2000, the Company paid West Coast Realty Management, Inc. $185,722. West Coast Realty Management, Inc. is owned 80% by Associated Financial Group and 20% by W. Thomas Maudlin, Jr., the Company's former President and Director. Mr. Maudlin has entered into an agreement with Associated Financial Group whereby his 20% interest was purchased by Associated Financial Group.

ADVISOR

        For a description of the relationship between the Advisor and the Company, see "Proposal No. 3. -- Ratification of Advisory Agreement" contained elsewhere in this Proxy Statement.

                                  ANNUAL REPORT

        Incorporated herein by this reference is the Company's Form 10-K Annual Report for the year ended December 31, 2000, a copy of which is enclosed.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS:


/s/ ALLEN K. MEREDITH
----------------------------------------
Allen K. Meredith
Chairman of the Board, President and CEO

                              AMENDED AND RESTATED
                               ADVISORY AGREEMENT
                                     between
                        WEST COAST REALTY INVESTORS, INC.
                                       and
                        WEST COAST REALTY ADVISORS, INC.


        THIS AGREEMENT is amended and restated as of July 1, 2001 between WEST COAST REALTY INVESTORS, INC., a Delaware corporation (the "Company"), and WEST COAST REALTY ADVISORS, INC., a California corporation (the "Advisor").

                                RECITALS OF FACT

        The Company is organized under the laws of Delaware;

        The Company is authorized to issue shares of one class of common stock (the "Shares");

        The Company has filed and intends to file registration statements with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering certain of its securities to be offered to the public, and the Company may thereafter sell additional securities or otherwise raise additional capital;

        The Company has qualified as a real estate investment trust as defined in the Internal Revenue Code of 1986, as the same may be amended or modified from time to time (which, together with any regulations and rulings thereunder is hereafter called the "Internal Revenue Code"), and to invest its funds in the investments permitted in the Company's Bylaws;

        The Company desires to avail itself of the Advisor's experience, sources of information, advice, and assistance and of certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors (the "Directors") of the Company, as provided herein; and

        The Advisor is willing to undertake to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, IT IS AGREED as follows:

        1. DUTIES OF ADVISOR. The Advisor undertakes to use its best efforts to help the Company maintain a suitable investment program and to present to the Company investment opportunities of a character consistent with the investment policies and objectives of the Company as the Directors may adopt from time to time. In performance of this undertaking, subject to the supervision of the Directors and upon their direction, and consistent with the provisions of the Certificate of Incorporation and Bylaws of the Company, the Advisor shall:

            (a) furnish or obtain and supervise the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company as may be agreed upon by the Advisory Company and the Directors;

            (b) serve as the Company's investment and financial advisor and provide research, economic and statistical data in connection with the Company's investments and investment and financial policies;

            (c) on behalf of the Company, investigate, select and conduct relations with consultants, lenders, investors, and others;

            (d) obtain for the Directors such services as may be required in disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company;

            (e) obtain for the Company such services as may be required for property management, and other activities relating to the investment portfolio of the Company;

            (f) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of Shares or other securities of the Company, or obtain loans for the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker-dealer or underwriter;

            (g) consult with the Directors and furnish the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange or otherwise), holding and disposition (through sale, exchange or otherwise) of investments consistent with the policies and provisions of the company;

            (h) obtain for the Directors such services as may be required in acquiring, disposing of and financing or refinancing of investments;

            (i) obtain appraisal reports, where appropriate, on investments or contemplated investments of the Company; and

            (j) from time to time or at any time requested by the Directors, make reports to the Directors of its performance of the foregoing services; and

            (k) do all things necessary to assure its ability to render the services contemplated herein.

        2. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any ability as such on either of them; provided, however, that with respect to specific investments of the Company, nothing herein shall preclude the Advisor from participating therein through a joint venture, provided such joint venture is approved by the Independent Directors of the Company.

        3. RECORDS. At all times, the Advisor shall keep proper books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company at any time during ordinary business hours.

        4. REIT QUALIFICATION.

        Anything else in this Agreement to the contrary notwithstanding, the Advisor shall use its best efforts to refrain from any action (including without limitation, furnishing or rendering services to tenants of property or managing or operating real property) which, in its sole judgment made in good faith or in the judgment of the Directors of which the Advisor has written notice, would adversely affect the status of the Company as a real estate investment trust as Sections 856-860 of the Internal Revenue Code. The Advisor, however, makes no commitment or representation that the Company will continue to qualify as a real estate investment trust. Moreover, in the event that the Company does not so qualify, neither the Advisor nor any of its officers, directors, or employees shall be liable for such failure to the Company, its Shareholders, or any other person. At all times, the Advisor shall use its best efforts to refrain from any action which would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or which would otherwise not be permitted by the Company's Bylaws.

        5. BANK ACCOUNTS. The Advisor, at the expense of the Company, may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

        6. BOND. The Advisor, if and to the extent that the Directors require, shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect of losses of any such property from acts of such Directors, officers, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise, the premium for said bond to be at the expense of the Company.

        7. INFORMATION FURNISHED ADVISOR. The Directors shall at all times keep the Advisor fully informed with regard to the investment policy of the Company, the capitalization policy of the Company and generally their then current intentions as to the future of the Company. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

        8. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company. In general, the Advisor shall inform the Directors of any factors which come to its attention which would influence the policies of the Company, except to the extent that giving such information would involve a breach of fiduciary duty.

        9. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

        "Adjusted Price Per Share" means, with respect to the Shares, $10.00 per share less all Dividends or other distributions paid out of Cash From Sales or Refinancings of Properties; and adjusted for any stock split, Dividends in Shares or combinations or reclassifications resulting in an increase or decrease in the number of Shares outstanding.

        "Average Invested Assets" means the average of the aggregate book value, for any period, of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. Average Invested Assets is computed by taking the average of such values at the end of each month during such period.

        "Cash Available For Distribution" means for any period cash from operations (consisting of net income from operations plus depreciation and amortization expenses) for such period.

        "Cash Available From Sales or Refinancings" means net cash realized by the Company from the Sale or Disposition of any Property after retirement of applicable secured debt and the payment of all expenses related to the transaction. Cash from Sales or Refinancings shall not include amounts withheld for Working Capital Reserves.

        "Distribution" means any dividend or other distribution of cash distributed to anyone, including Shareholders, arising from their interests in the Company.

        "Dividend" means any Distribution made to Shareholders arising from their interest in the Company.

        "Fiscal Year" means the Company's fiscal year ending on December 31 of each year in accordance with the REIT provisions of the Code.

        "Invested Assets" means for any fiscal quarter the total assets (other than intangibles) of the Company valued at cost, before deducting depreciation or other non-cash reserves, less liabilities. Invested Assets is computed by taking the average of such values at the end of each month during such quarter.

        "Offering Proceeds" shall mean total amounts received by the Company pursuant to its sale of Common Shares in a public offering.

        "Operating Expenses" means the aggregate annual expenses of every character paid or incurred by the Company as determined in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Directors, including regular and incentive compensation payable to the Advisor, excluding, however, the following: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, underwriting, brokerage, listing, registration and other fees, printing and such other expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities; (b) interest (i.e., the cost of money borrowed by the Company); (c) taxes on income, taxes and assessments on real property and all other taxes applicable to the Company; (d) subordinated incentive fees based upon the excess of the sales prices of Properties over their purchase prices as provided for in
Section 12 (a) hereof; (e) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property, and other expenses connected with the acquiring, financing, refinancing, disposing of, maintaining, managing and owning real estate equity interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); and (f) non-cash expenditures (including depreciation, amortization and bad debt reserve).

        "Property" or "Properties" means all properties or any interest in any property acquired directly or indirectly by the Company, including any direct or indirect investment in any interest in land, leasehold interests, and buildings, structures improvements, fixtures, equipment and furnishings in connection with land, leasehold interests and rights or interests in land, whether equity or debt, or any entity, partnership or venture whose principal purpose is to make any such investment or investments. Reference to a "Property" shall be to any one of them.

        "Purchase Price" means the actual price paid or allocated to the purchase or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses.

        "Quarterly Net Offering Proceeds" shall mean, for any calendar quarter, that portion of the Offering Proceeds attributable to that quarter after reduction for organizational and offering expenses attributable to that quarter.

        "Remaining Investable Proceeds" shall mean the amount of Offering Proceeds available for investment in real property as of the date in question after payment of organizational and offering expenses and the establishment of reserves for purposes other than such investment.

        "Shareholders" means the beneficial holders of the Company's Shares.

        "Taxable Income" means the real estate investment trust taxable income of the Company for federal income tax purposes, determined without regard to the deduction for dividends paid and by excluding any net capital gain.

        All calculations made in accordance with this Section 9 shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis.

        10. REGULAR COMPENSATION. The Company shall pay quarterly to the Advisor as compensation for the regular services rendered to the Company hereunder an annual fee equal to the sum of 1 percent of Invested Assets. Such compensation will not be paid until the Shareholders have received a noncumulative, noncompounded Dividend for each quarter equal to a 7 percent per annum return on Shareholders' Adjusted Price Per Share.

        11. [INTENTIONALLY OMITTED.]

        12. INCENTIVE FEES.

            (a) The Company shall also pay the Advisor a Subordinated Incentive Fee which shall be equal to 15 percent of the amount of Cash Available From Sales or Refinancing after all Shareholders have received from Distributions from Cash Available From Sales or Refinancing an amount equal to their Adjusted Price Per Share plus an amount equal to 8 percent per annum cumulative noncompounded return on Shareholders Adjusted Price Per Share, which amount shall include any Distributions of Cash Available For Distribution.

            (b) Upon the agreement of the Advisor and the Company, an Incentive Fee may be withheld or deferred. To the extent that an Incentive Fee otherwise payable to the Advisor is withheld and deferred in accordance with either this provision or the subordination set forth in the preceding paragraphs, it shall be accumulated and paid at a later time when and if allowable in accordance with these restrictions.

            (c) If the parties terminate or fail to renew this Agreement before the Company's sale of one or more of its Properties, the Advisor may elect to receive at that time an amount equal to the Subordinate Incentive Fee that would be payable to the Advisor under Section 12 (a) hereof if (i) each such Property were sold on an all cash basis for an amount equal to its value determined by the most recent annual appraisal thereof required by the Company's bylaws, or, if the Advisor so elects, by an independent appraisal to be made at the Company's expense within three months after the termination of this Agreement, and (ii) those proceeds had first been applied to pay the estimated expenses of such sales and then applied to the amount necessary to provide Shareholders with the full amount of the distributions to which the Advisor's Subordinate Incentive Fee is subordinated under Section 12 (a) hereof. If the Advisor does not elect to receive the compensation described in the preceding sentence, the Advisor shall instead receive a proportionate share of the Subordinate Incentive Fee that would have been payable to the Advisor under Section 12(a) hereof had this Agreement remained in effect for the entire period the Company held the property in question. The proportion used in determining the Advisor's share under the preceding sentence shall be the same proportion that (i) the period this Agreement was in effect during the Company's holding period for the property in question, bears to (ii) that holding period.

        13. STATEMENTS. The Advisor shall furnish to the Company not later than the tenth business day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fee, if any, payable in respect of the next preceding calendar month (or, in the case of any Incentive Fees for the preceding Fiscal Year, as appropriate) under Sections 10, 11 and 12 hereof, even after a termination of this Agreement. The final settlement of any Subordinate Incentive Fee for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any such adjustments shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

        14. COMPENSATION FOR ADDITIONAL SERVICES AND PAYMENT.

        If and to the extent that the Company shall request the Advisor, or any director, officer, partner or employee of the Advisor or any Affiliate of the Advisor, to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time.

        15. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation received hereunder by the Advisor, the Advisor, except as otherwise provided herein, shall bear the following expenses:

            (a) employment expenses of the officers and directors and personnel of the Advisor and all expenses, including travel expenses, of the Advisor, incidental to the acquisition or disposition of Properties for the Company prior to the time the Directors definitively decide to acquire or dispose of the property or to have the Advisor continue with the acquisition or disposition process;

            (b) rent, telephone, utilities, office furniture and furnishings and other office expenses incurred by or allocable to the Advisor for its own benefit and account and not that of the Company; and

            (c) miscellaneous administrative and other expenses of the Advisor not relating to the performance by the Advisor of its functions hereunder.

        16. EXPENSES OF THE COMPANY. Except as expressly otherwise provided in this Agreement, the Company shall pay all of its expenses not expressly assumed by the Advisor, and without generality of the foregoing it is specifically agreed that the following expense of the Company shall be borne by the Company and not by the Advisor:

            (a) the cost of money borrowed by the Company;

            (b) taxes on income and taxes and assessments on real property and all other taxes applicable to the Company;

            (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees and printing, engraving and other expenses and taxes incurred in connection with the organization of the Company and the issuance, distribution, transfer, registration and listing of the Company's securities, including compensation and direct expenses of officers and employees of the Advisor and affiliates while directly engaged in such activities on behalf of the Company;

            (d) except as provided in Section 15 (a) hereof, all ordinary and necessary expenses incurred with respect to and allocable to the prudent operation and business of the Company, including without limitation fees, salaries and other employment costs, taxes and expenses paid to Directors, officers and employees of the company, including persons who may be employees of the Advisor (other than officers of the Advisor who hold the offices of Chairman, President or Executive Vice President of the Advisor), or of any company which controls, is controlled by or is under common control with the Advisor. The amounts charged to the Company shall not exceed their cost to the Advisor or its affiliates and shall not exceed those which the Company would be required to pay to independent parties for comparable rent, goods, or materials. The Company's costs for services and goods provided by the Advisor to the Company shall be based upon the cost thereof to the Advisor and the actual compensation (including employment taxes and benefits) of Persons involved plus an appropriate share of overhead allocable to each Person with respect to the services of such Persons rendered for the benefit of and on the business or affairs of the Company.

            (e) fees and expenses paid to independent contractors, appraisers, consultants, managers and other agents retained by or on behalf of the Company (including Persons who may also be officers or employees of the Advisor), and expenses directly connected with the acquisition, financing, refinancing, disposition and ownership of real estate interests or other property (including insurance premiums, legal services, brokerage and sales commissions (except commissions payable by the Advisor pursuant to the Acquisition, Disposition and Financing Services Agreement, and expenses to be borne by the Advisor pursuant to Sections 15 (a) and (b) hereof), maintenance, repair and improvement of property);

            (f) expenses of maintaining and managing real estate equity interests;

            (g) insurance as required by the Directors (including Directors' liability insurance);

            (h) the expenses of organizing, revising, amending, converting, modifying or terminating the Company;

            (i) expenses connected with payments of dividends or interest or distributions in, cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

            (j) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

            (k) the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company;

            (l) transfer agent's, registrar's, dividend disbursing agent's, dividend reinvestment plan agent's and indenture trustee's fees and charges;

            (m) legal, accounting and auditing fees and expenses not included in
(c) and (e) of this Section 16; and

            (n) other ordinary and necessary expenses of the business and affairs of the Company, other than those allocable to the Advisor under Section 15, above.

        The company shall reimburse the Advisory Company or its Affiliates for the cost of rent, goods or materials furnished or advanced by it for the benefit of the Company and for services rendered for the benefit of the Company based upon the compensation of the persons involved and an appropriate share of overhead allocable to such persons. The amounts charged to the company by the Advisory and its Affiliates shall not exceed those which the Company would be required to pay to independent parties for comparable rent, materials, goods or services.

        17. REFUND BY ADVISOR.

        If in any year the Company's Operating Expenses exceed the greater of
(a) 2% of the Average Invested Assets or (b) 25% of the Net Income, the Advisor shall reimburse the Company within 60 days after the end of each fiscal year of the Company for the amount by which the Operating Expenses of the Company for such period exceeded the limit permitted.

        18. OTHER ACTIVITIES OF THE COMPANY. Nothing herein contained shall prevent the Advisor or any of its officers, directors or employees or any of its affiliates from engaging in other business activities related to real estate investments or from undertaking investments permitted to them by the Company's Bylaws or from acting as advisor to any other person or entity even though such person or entity has investment policies similar to the Company (including another real estate investment trust). The Advisor and its officers, directors or employees and any of its affiliates shall be free from any obligation to present to the Company any particular investment opportunity which comes to the Advisor or such persons, regardless of whether such opportunity is within the Company's investment policies; provided, however, that the Advisor must inform the Company of any investment opportunities that are within the Company's investment policies, but which the Advisor intends to offer first to another public entity sponsored by the Advisor.

        19. AFFILIATE. The term "affiliate" as used herein shall mean as to any corporations partnership or trust (i) any person or entity which holds beneficially, directly or indirectly, 10 percent or more of the outstanding capital stock, shares or equity interests of such corporation, partnership or trust, or of any person or entity which controls, is controlled by or is under common control with such corporation, partnership or trust, or (ii) any person or entity which is an officer, retired officer, director, employee or general partner of such corporation, partnership or trust, or of any person or entity controlling, controlled by or under common control with such corporation, partnership or trust.

        20. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until June 30, 2002, and thereafter it may be renewed from year to year, subject to the approval of the majority of the Independent Directors and the majority of the Shareholders, as those terms are used in the Company's Bylaws. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. Notwithstanding any other provision to the contrary, this Agreement may be terminated for any reason by the action of the Directors, the independent Directors or a majority of the shareholders of the Company upon 60 days' written notice by the Company to the Advisor or by the Advisor upon 120 days' written notice to the Company.

        21. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

        22. ASSIGNMENT. The Company may terminate this Agreement in the event of its assignment by the Advisor unless such assignment is to a corporation or other person which controls, is controlled by, or is under common control with the Advisor, or to a corporation, association, trust or other successor organization which may take over the property and carry on the affairs of the Advisor. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust or other organization which is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

        23. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

            (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within thirty days; or

            (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or for approval any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty days; or

            (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

        The Advisor agrees that if any of the events specified in subsections
(b) and (c) of this Section 23 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

        24. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement pursuant to Sections 20, 22 or 23 hereof, the Advisor, except as provided in Section 12, shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination, including compensation which may have been earned but deferred under Sections 11 and 12 hereof. The Advisor shall forthwith upon such termination:

            (a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

            (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Directors;

            (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor; and

            (d) cooperate with the Directors to provide an orderly management transition.

        25. CHANGE OF NAME. Upon termination of this Agreement by either party, the Directors shall forthwith cause the name of the Company to be changed to a name (i) not containing the name "Associated Planners," or "West Coast Realty," or any approximations or abbreviations thereof and (ii) sufficiently dissimilar to such name as to be unlikely to cause confusion with such name.

        26. MISCELLANEOUS. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its shareholders, directors, officers or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties.

        27. NOTICES. Any notice, report or other communication required or permitted shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given being delivered at the following addresses of the parties hereto:

               The Directors and/or the Company:

               West Coast Realty Investors, Inc.
               5933 West Century Boulevard, Ninth Floor
               Los Angeles, California 90045

               The Advisor:

               West Coast Realty Advisors, Inc.
               5933 West Century Boulevard, Ninth Floor
               Los Angeles, California 90045

        Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 27.

        28. HEADINGS. The action headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

        29. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California as at the time in effect.

        IN WITNESS WHEREOF, the parties, by an authorized officer, in each case thereunto duly authorized, have signed these presents all as of the day and year first above written.

                                    Company:

                                    WEST COAST REALTY INVESTORS, INC.



                                    By:    /s/ Allen K. Meredith
                                          --------------------------------------
                                                    Allen K. Meredith
                                                        President




                                    Advisor:

                                    WEST COAST REALTY ADVISORS, INC.



                                    By:          /s/ Neal Nakagiri
                                          --------------------------------------
                                                      Neal Nakagiri
                                                        President

                                      PROXY

                        WEST COAST REALTY INVESTORS, INC.
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 2, 2001

The undersigned stockholder of West Coast Realty Investors, Inc. (the "Company") hereby nominates, constitutes and appoints Allen K. Meredith and Neal E. Nakagiri, and each of them, as agents and proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on Tuesday, October 2, 2001 at 11:00 AM local time, and at any and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. ELECTION OF DIRECTORS. Electing Allen K. Meredith, Neal E. Nakagiri, Patricia F. Meidell, James P. Moore and John H. Redmond to serve on the Board of Directors of the Company until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and have qualified.

        AUTHORITY GIVEN [ ]                    AUTHORITY WITHHELD [ ]

(INSTRUCTIONS: TO GRANT AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE, CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE INDIVIDUAL ABOVE; TO WITHHOLD AUTHORITY FOR ALL NOMINEES, CHECK THE "AUTHORITY WITHHELD" BOX. FAILURE TO CHECK EITHER BOX WILL BE DEEMED A GRANT OF AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE.)

     2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. Ratifying the selection of BDO Seidman, LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

         FOR [ ]               AGAINST  [ ]               ABSTAIN [ ]

     3. RATIFICATION OF REVISED AND EXTENDED ADVISORY AGREEMENT. Ratifying the revised and extended Advisory Agreement between the Company and West Coast Realty Advisors, Inc. for the period July 1, 2001 to June 30, 2002.

         FOR [ ]               AGAINST  [ ]               ABSTAIN [ ]

     4. AMENDMENT OF BYLAWS. Amending the Bylaws of the Company to provide that the authorized number of Directors may be increased or decreased by the Company's directors or stockholders, but shall not be less than three (3) nor more than seven (7).

         FOR [ ]               AGAINST  [ ]               ABSTAIN [ ]

     5. OTHER BUSINESS. To transact such other business as may properly come before the annual Meeting or any postponements or adjournments thereof.


                      (Please Sign and Date on Other Side)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 2, NO. 3, AND NO. 4. THIS PROXY CONTAINS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. ON ALL MATTERS, IF ANY, PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. PLEASE SIGN AND DATE BELOW.



                               Date:
                               I do [ ] do not [ ] expect to attend the meeting.


                               -------------------------------------------------
                                          (Signature of Stockholder)


                               -------------------------------------------------
                                          (Signature of Stockholder)


                               (Please date this proxy and sign your name as it appears on the Company's stock ownership records. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.